GUARANTY

This Guaranty (as amended, restated, supplemented or otherwise modified from time to time, this “Guaranty”), dated as of December 29, 2017, is made by Tom Y. Lee, an individual residing at 1807 S. San Gabriel Blvd., San Gabriel, California 91776 (the “Guarantor”) in favor of Franchise Brands, LLC, a Delaware limited liability company (the “Guaranteed Party”). Capitalized terms used herein, but not otherwise defined herein, shall have the meanings ascribed to such terms in the Securities Transfer Agreement (as defined below).

RECITALS

A. WHEREAS, Plum Investments, L.P. ( “Buyer”) and the Guaranteed Party have entered into that certain Securities Transfer Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Securities Transfer Agreement”), dated as of the date hereof, whereby the Buyer purchased the Securities from the Guaranteed Party;

B. WHEREAS, the Purchase Price is payable pursuant to Section 1.2 of the Securities Transfer Agreement;

C. WHEREAS, the Guarantor is the General Partner of Buyer, and Buyer and the Guaranteed Party agree that the Guarantor shall personally guarantee payment of the Purchase Price to the Guaranteed Party under the Securities Transfer Agreement or the obligations of the Buyer under the Pledge Agreement dated as of the date hereof by and between Buyer and the Guaranteed Party, as amended, restated, supplemented or otherwise modified from time to time (the “Guaranteed Obligations”); and

D. WHEREAS, the execution and delivery of this Guaranty is an inducement for the consummation of the transactions contemplated by the Securities Transfer Agreement (the “Transaction”) and the Guaranteed Party has required that the Guarantor enter into this Agreement in connection therewith with the Guaranteed Party and the Guarantor has agreed to do so.

NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantor hereby agrees as follows:

ARTICLE I
DEFINITIONS AND INTERPRETATION

1.1 Interpretation. Whenever the context herein so requires, the neuter gender includes the masculine or feminine, and the singular number includes the plural, and vice-versa. The Guarantor acknowledges that he and his counsel have had an opportunity to review and negotiate the terms and provisions of this Guaranty and no rule of strict construction shall be used against the Guaranteed Party with respect to this Guaranty (or any related agreement or instrument).

ARTICLE II
GUARANTY

2.1 Guaranty. The Guarantor, hereby unconditionally guarantees to the Guaranteed Party and its successors, endorsees, transferees and assigns, the full and prompt payment and performance when due of the Guaranteed Obligations. Upon failure by Buyer to pay punctually any Guaranteed Obligations when due in accordance with their respective terms, the Guarantor shall forthwith on demand pay the amount not so paid at the place and in the manner specified in this Guaranty or as directed by the Guaranteed Party.

Upon failure by the Buyer to pay punctually any Guaranteed Obligations when due in accordance with their respective terms, the Guarantor shall forthwith on demand pay the amount not so paid at the place and in the manner specified in this Guaranty. Without limiting the generality of the immediately preceding sentence, the Guaranteed Obligations shall be deemed automatically due and payable, and the Guarantor shall forthwith pay the full amount of the Guaranteed Obligations if:

(i) the Buyer or the Guarantor shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due (or shall admit in writing such inability), or shall take any limited partnership action to authorize any of the foregoing; or

(ii) an involuntary case or other proceeding shall be commenced against the Buyer or the Guarantor seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official to it or any substantial part of its property, and such involuntary case or other proceeding shall remain undissmissed and unstayed for a period of sixty (60) days; or an order for relief shall be entered against either under the federal bankruptcy laws as now or hereafter in effect.

2.2 Guaranty Unconditional. This Guaranty is a guaranty of payment and not of collection, and the Guaranteed Party shall not be required to exhaust any right or remedy or take any action against Buyer or any other Person or any collateral (if any). The obligation of the Guarantor hereunder is continuing, absolute and unconditional and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

(a) any provision of applicable law or regulation purporting to prohibit the payment by Buyer or any other Guarantor of any Guaranteed Obligation;

(b) any amendment, restatement, supplement, or other modification or waiver of the Securities Transfer Agreement or other related agreement or instrument;

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(c) (i) any extension, renewal, settlement, compromise, alteration, waiver or release in respect of any Guaranteed Obligation or any obligation under this Guaranty and/or with respect to the Buyer or any other Guarantor (whether by operation of law, settlement or other agreement or otherwise), or (ii) any assignment of any Guaranteed Obligation by the Guaranteed Party (but only to the extent such assignment is made in accordance with the terms of the Securities Transfer Agreement);

(d) any application, release, impairment, non-perfection or invalidity of any collateral (if any);

(e) any change in the organizational existence, structure or ownership of, or any merger or consolidation with respect to Buyer, the Guarantor or any other Person, or any insolvency, bankruptcy, reorganization or other similar case or proceeding affecting Buyer, the Guarantor or any other Person or their respective assets or any resulting release or discharge of any Guaranteed Obligation or the obligations of the Guarantor hereunder;

(f) the existence of any defense (other than a defense of indefeasible payment in full in cash of the Guaranteed Obligations), set-off, claim, counterclaim or other rights or dispute that the Guarantor or Buyer may have at any time against any Person, whether in connection herewith, the Securities Transfer Agreement or otherwise;

(g) Any subordination of the Guaranteed Obligations or any other subordination arrangements relating to the Securities Transfer Agreement;

(h) Any avoidance of any obligation or payment under Securities Transfer Agreement (whether by reason of fraudulent conveyance or otherwise);

(i) Any full or partial release, discharge, settlement or compromise with respect to Buyer or any other Guarantor (and whether such release, discharge, settlement or compromise is by operation of law, by settlement agreement or otherwise);

(j) any other act or failure to act or delay of any kind by Buyer, any Guarantor, the Guaranteed Party or any other Person; or

(k) any other event or circumstance (including without limitation any that varies the risk of the Guarantor) whatsoever that might, but for the provisions of this paragraph, constitute a legal or equitable discharge or reduction of the Guaranteed Obligations or the obligations of the Guarantor hereunder, including all defenses of a surety (except the defense of indefeasible payment in full in cash of the Guaranteed Obligations).

2.3 Termination and Reinstatement. The Guarantor’s obligations hereunder shall remain in full force and effect until the indefeasible payment in full in cash of the Guaranteed Obligations and the performance of any obligations under this Guaranty. If at any time any payment with respect to the Guaranteed Obligations is rescinded or is restored or returned for any reason (whether by court order, good faith settlement or otherwise), whether as a result of a preference, fraudulent conveyance or otherwise, the Guarantor’s obligations hereunder with respect to such payment shall be reinstated at such time as though such payment had been due but not made at such time.

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2.4 Waivers.

(a) To the fullest extent permitted by applicable law, the Guarantor irrevocably waives (i) notice of acceptance hereof, notice of the incurrence of the Guaranteed Obligations, diligence, promptness, presentment, demand, protest, demand for payment, notice of default, notice of intent to accelerate and notice of acceleration, as well as any requirement that at any time any action be taken by any Person against Buyer, any Guarantor or any other Person; (ii) notice of any adverse change in the financial condition of the Buyer or any other Guarantor of any other fact that might increase the Guarantor’s risk hereunder (and the Guarantor agrees that it will have adequate means to obtain from Buyer, on a continuing basis, information regarding the financial condition of Buyer); and (iii) all other notices (except if such notice is specifically required to be given to such Guarantor under this Guaranty) and demands to which such Guarantor might otherwise be entitled.

(b) The Guarantor is bound to the payment of each and all Guaranteed Obligations, whether now existing or hereafter arising, as fully as if the Guaranteed Obligations were directly owing to the Guaranteed Party by the Guarantor. The Guarantor further waives any defense arising by reason of any disability or other defense (other than the defense that the Guaranteed Obligations shall have been indefeasibly paid in full in cash) of Buyer or by reason of the cessation from any cause whatsoever of the liability of Buyer.

(c) To the fullest extent permitted by applicable law, the Guarantor hereby waives for purposes of this Guaranty: (i) any right to assert against the Guaranteed Party any defense (legal or equitable), set-off, counterclaim, or claim that such Guarantor may now or at any time hereafter have against Buyer or any other party liable to such Guarantor; (ii) any defense based on impairment of collateral (if any), (iii) any right or defense arising by reason of any claim or defense based upon an election of remedies by the Guaranteed Party (even though that election of remedies (including, if applicable, non-judicial foreclosure with respect to security for the Guaranteed Obligations) may have destroyed any Guarantor’s rights of subrogation, contribution, reimbursement or indemnity against the principal (to the extent applicable) or otherwise); and (iv) the benefit of any statute of limitations affecting such Guarantor’s liability hereunder or the enforcement thereof. Any act that shall defer or delay the operation of any statute of limitations applicable to the Guaranteed Obligations shall similarly operate to defer or delay the operation of such statute of limitations applicable to the Guarantor’s liability hereunder.

2.5 Subrogation; Contribution. The Guarantor may not enforce or receive any payments arising out of or based upon any right of subrogation arising hereunder, nor shall the Guarantor seek or be entitled to seek any contribution, reimbursement or indemnity from Buyer in respect of payments made by the Guarantor, until the indefeasible payment in full in cash of the Guaranteed Obligations and the performance of any obligations under this Guaranty. If any amount is paid to the Guarantor on account of rights of subrogation, contribution, reimbursement or indemnity prior to such indefeasible payment in full, the Guarantor shall hold such amount in trust for the benefit of the Guaranteed Party and shall promptly pay such amount to the Guaranteed Party to be credited and applied to the Guaranteed Obligations, whether matured or unmatured or absolute or contingent.

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2.6 Costs and Expenses. The Guarantor agrees to reimburse the Guaranteed Party, on demand, for any and all costs and expenses, including, but not limited to, the reasonable fees and disbursements of legal counsel and other experts used by the Guaranteed Party, incurred in the preservation, defense, protection, or collection or other enforcement of this Guaranty or the Guaranteed Obligations or in attempting to do any of the foregoing. This Section 2.6 shall survive termination of this Guaranty.

2.7 Payments. The Guarantor shall make any payments hereunder to the Guaranteed Party (at its offices at c/o Franchise World Headquarters, LLC, 325 Sub Way, Milford, CT 06651 or such other offices as the Guaranteed Party may designate from time to time) in United States Dollars without set off, claim, counterclaim or other defense or other deduction or reduction of any kind (whether for taxes, withholding, the matters referred to below in this paragraph or otherwise). Without limiting the generality of the immediately preceding sentence, it is understood and agreed that no set-off or other reduction or deduction of any kind may be made under this Guaranty for or with respect to any claim, counterclaim, defense or dispute under the Securities Transfer Agreement. If demand is made for payment under this Guaranty at or prior to 11:00 a.m. New York time, on a business day, payment will be due hereunder on or before the close of such day; otherwise payment will be due before the close of the next succeeding business day after such demand is made.

2.8 Right of Guaranteed Party to Enforce. The Guaranteed Party shall have the right to enforce this Guaranty (including by any suit or other action) without the need to make Buyer a party to such enforcement.

ARTICLE III
REPRESENTATIONS, WARRANTIES AND COVENANTS

3.1 The Guarantor represents and warrants to the Guaranteed Party (any such representation and warranty to survive the execution and delivery of this Guaranty and the consummation of the Transaction):

(a) Guarantor has the legal right to execute, deliver and perform this Guarantee in accordance with its terms. This Guaranty has been duly executed and delivered by the Guarantor and is the legal, valid and binding obligation of the Guarantor, enforceable against Guarantor in accordance with its terms. The execution, delivery and performance by the Guarantor of the Guaranty in accordance with its terms does not and will not (a) require for the Guarantor (i) any governmental approval or consent, or (ii) any consent or approval of any other Persons that has not been obtained; (b) violate or conflict with, result in a breach of, or constitute a default or event of default under (or give rise to the right of acceleration under), (i) any contract, order or judgment to which the Guarantor is a party or by which he or any of his properties may be bound or governed or (ii) any applicable law, rule or regulation or (c) result in or require the creation of any lien upon any assets or other properties of the Guarantor.

3.2 The Guarantor covenants as follows:

(a) The Guarantor shall do and cause to be done all things necessary to fulfill all of his obligations under this Guaranty.

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(b) The Guarantor shall reserve sufficient funds or assets in order to satisfy his obligations hereunder. Time is of the essence with respect to the preceding sentence. Furthermore, the Guarantor agrees not to take any action that would reasonably be expected to impair his ability to perform his obligations hereunder.

ARTICLE IV
OTHER PROVISIONS

4.1 Notices. Any notice to be given hereunder shall be given in writing and shall be deemed given: (a) when received if given in person, (b) on the date of transmission if sent by facsimile or other electronic transmission (receipt electronically confirmed), (c) three days after being deposited in the U.S. mail, certified or registered mail, postage prepaid, and (d) if sent by recognized overnight delivery service, the second day following the date given to such overnight delivery service (specified for overnight delivery). All notices shall be addressed as follows (or at such other address or telecopy numbers for a party as shall be specified by like notice):

If to the Guaranteed Party:

c/o Franchise World Headquarters, LLC

325 Sub Way

Milford, CT 06651

with a copy (which shall not constitute notice) to:

Finn Dixon & Herling LLP

6 Landmark Square

Stamford, Connecticut 06901-2704

Attention:	Christopher Mozingo, Esq.
Telephone:	(203) 325-5000
Fax:	(203) 325-5001

If to the Guarantor:

Tom Y. Lee

1807 S. San Gabriel Blvd.

San Gabriel, California 91776

Telephone:

Fax:

with a copy (which shall not constitute notice) to:

Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP

3570 Carmel Mountain Road

Suite 200

San Diego, California 92130

Attention:	Jeff Thacker, Esq.
Telephone:	(858) 436-8064
Fax:	(877) 881-9192

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4.2 Assignment. The Guarantor shall not assign any of his rights or delegate any performance under this Guaranty except with the prior written consent of the Guaranteed Party.

4.3 Successors and Assigns. This Agreement binds the Guarantor and his permitted successors and assigns and inures to the benefit of the Guaranteed Party and its successors and assigns.

4.4 Amendment and Waiver. No amendment or waiver of any provision of this Guaranty, nor consent to any departure by Guarantor therefrom, will in any event be effective unless the same is in writing and signed by the Guarantor and by the Guaranteed Party. Any such waiver or consent will be effective only in the specific instance and for the specific purpose for which given.

4.5 No Implied Waiver. No failure or delay in exercising any right, power or privilege or requiring the satisfaction of any condition hereunder, and no course of dealing between the Guarantor and the Guaranteed Party will operate as a waiver or estoppel of any right, remedy or condition. No single or partial exercise of any right or remedy under this Guaranty will preclude any simultaneous or subsequent exercise of any other right, power or privilege. The rights and remedies set forth in this Guaranty are not exclusive of, but are cumulative to, any rights or remedies now or subsequently existing at law, in equity or by statute.

4.6 Severability. If one or more provisions of this Guaranty is invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality, and enforceability of the remaining provisions contained herein will not be affected or impaired thereby.

4.7 Entire Agreement. In entering into this Guaranty, the Guarantor has not relied upon any statement, representation, warranty or agreement of the Guaranteed Party except as set forth herein. There are no conditions precedent to the effectiveness of this Guaranty.

4.8 Execution in Counterparts; Delivery. This Guaranty may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which is an original and all of which taken together are deemed one and the same agreement. Legal delivery of this Guaranty may be made by, among other methods, telecopy or e-mail (PDF format).

4.9 Governing Law. The internal laws of the State of New York govern all matters arising out of or relating to this Guaranty and all of the transactions it contemplates, including without limitation its validity, interpretation, construction, performance (including the details of performance) and enforcement.

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4.10 CONSENT TO JURISDICTION.

(a) EACH OF THE PARTIES HERETO (AND THE GUARANTEED PARTY BY ITS ACCEPTANCE HEREOF) HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE DISTRICT COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE GUARANTEED OBLIGATIONS, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO (AND THE GUARANTEED PARTY BY ITS ACCEPTANCE HEREOF) HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO (AND THE GUARANTEED PARTY BY ITS ACCEPTANCE HEREOF) AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING WILL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS GUARANTY WILL AFFECT ANY RIGHT THAT THE GUARANTEED PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS GUARANTY AGAINST ANY GUARANTOR OR ITS PROPERTIES IN THE COURTS OF ANY OTHER JURISDICTION.

(b) EACH OF THE PARTIES HERETO (AND THE GUARANTEED PARTY BY ITS ACCEPTANCE HEREOF) HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY COURT REFERRED TO IN PARAGRAPH (a) OF THIS SECTION. EACH OF THE PARTIES HERETO (AND THE GUARANTEED PARTY BY ITS ACCEPTANCE HEREOF) HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(c) EACH PARTY TO THIS GUARANTY (AND THE GUARANTEED PARTY BY ITS ACCEPTANCE HEREOF) IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 4.1. NOTHING IN THIS GUARANTY WILL AFFECT THE RIGHT OF ANY PARTY TO THIS GUARANTY OR THE GUARANTEED PARTY TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

4.11 WAIVER OF JURY TRIAL. EACH PARTY HERETO (AND THE GUARANTEED PARTY BY ITS ACCEPTANCE HEREOF) HEREBY KNOWINGLY AND WILLINGLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO KNOWINGLY AND WILLINGLY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HAVE BEEN INDUCED TO ENTER INTO (OR ACCEPT) THIS GUARANTY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

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4.12 Remedies. In the event of a breach or threatened breach of this Guaranty, the Guaranteed Party may, in addition to other rights and remedies existing in its favor at law or in equity, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce, or prevent any violations of, the provisions hereof (without posting a bond or other security).

4.13 Final Agreement of the Parties. This Guaranty and the other instruments and agreements entered into in connection with the Securities Transfer Agreement contain the entire agreement among the parties relating to the subject matter hereof and supersedes all prior or contemporaneous oral or written negotiations and agreements relating to the subject matter hereof. The provisions of this Guaranty may not be explained, supplemented or qualified through evidence or trade usage or a prior course of dealing.

[Remainder of page intentionally left blank. Signatures on following page.]

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IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed and delivered as of the date first above written.

GUARANTOR:

/s/ Tom Y. Lee
Tom Y. Lee

GUARANTEED PARTY:

FRANCHISE BRANDS, LLC

By:	/s/ John P. Pfannenbecker
Name:	John P. Pfannenbecker
Title:	Manager

Address:	c/o Franchise World Headquarters, LLC
325 Sub Way
Milford, CT 06651
Facsimile: